Exhibit 1.1

WHIRLPOOL CORPORATION

6,884,057 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: February 24, 2026

i

EXHIBITS

Exhibit A	–	Underwriters
Exhibit B	–	List of Persons Subject to Lock-Up
Exhibit C	–	Form of Lock-Up Agreement
Exhibit D	–	Term Sheet
Exhibit E	–	Issuer General Use Free Writing Prospectuses
Exhibit F	–	Written Testing-the-Waters Communications
Annex A	–	Form of In-House Opinion
Annex B	–	Form of Company Counsel Opinion

ii

WHIRLPOOL CORPORATION

6,884,057 Shares of Common Stock

UNDERWRITING AGREEMENT

February 24, 2026

Wells Fargo Securities, LLC

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Whirlpool Corporation, a Delaware corporation (the “Company”) confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo, J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company of a total of 6,884,057 shares (the “Initial Securities”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,014,493 additional shares of Common Stock, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the 1,014,493 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” Certain terms used in this Underwriting Agreement (this “Agreement”) are defined in Section 16 hereof.

Substantially concurrently with the offering of the Securities contemplated hereby, the Company will, among other things, issue and sell up to a total of 11,500,000 depositary shares, each representing a 1/20th interest in a share of its 8.50% Series A Mandatory Convertible Preferred Stock, par value $1.00 per share, with an initial liquidation preference of $1,000 per share (the “Preferred Stock”), pursuant to the MCP Agreement and separate prospectus supplement, subject to customary closing conditions (the “Concurrent Offering”). The offering of the Securities is not contingent upon the completion of the Concurrent Offering, the Concurrent Offering is not contingent upon the completion of the offering of the Securities, and the Securities are not being offered together with the shares of Common Stock offered in the Concurrent Offering.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and previously delivered to you a preliminary prospectus supplement dated February 23, 2026 relating to the Securities and a related prospectus dated February 23, 2026 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement dated February 24, 2026 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1) Status Under the 1993 Act. The Company was a “well-known seasoned issuer” as defined in Rule 405 (A) at the time of filing the Registration Statement or any amendments thereto, (B) at the time of the most recent amendment to the Registration Statement for the purpose of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, by a report incorporated by reference therein filed pursuant to Section 13 or 15(d) of the 1934 Act or by form of prospectus filed pursuant to the 1933 Act), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163; and the Company was not an “ineligible issuer” as defined in Rule 405 at the earliest time after the filing of the Registration Statement that the Company or any Underwriter made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities.

(2) Registration Statement and Prospectus. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the Company’s knowledge, no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement became effective, the Registration Statement complied in all material respects with the 1933 Act, and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and each Option Closing Date, as applicable, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty as to the information contained in or omitted from the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any or all the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b).

(3) General Disclosure Package. The term “General Disclosure Package” shall mean (i) the Pre-Pricing Prospectus as of the Applicable Time; (ii) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time and (iii) the term sheet attached as Exhibit D , all considered together. As of the Applicable Time, the General Disclosure Package (i) conformed in all material respects to the requirements of the 1933 Act and (ii) did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any or all the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b).

(4) Issuer Free Writing Prospectus and Written Testing-the-Waters Communication. (i) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i), (ii) and (iii) below an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134, (ii) the Pre-Pricing Prospectus, (iii) the Prospectus and (iv) the documents listed on Exhibit E and (v) any other electronic road show or other written communications including the investor presentation listed in Exhibit E, in each case approved in written by the Representatives. Any such Issuer Free Writing Prospectus, to the extent required pursuant to Rule 433(d), and any Written Testing-The Waters Communication, as of the issue and/or delivery date, as applicable, and at all subsequent times through the completion of the public offer and sale of the Securities, complies or will comply in all material respects with the requirements of the 1933 Act and has been, or will be filed with the Commission in accordance with the 1933 Act (to the extent required pursuant to Rule 433(d) under the Securities Act); and (ii) each Issuer Free Writing Prospectus as of its issue date and Written Testing-the-Waters Communication when delivered, and at all subsequent times through the completion of the public offer and sale of the Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus and, taken together with the General Disclosure Package as of the Applicable Time, did not and will not contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time following issuance of an Issuer Free Writing Prospectus or the delivery of a Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus and/or Written Testing-the-Waters Communication, as applicable, to eliminate or correct such conflict; provided, that, the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b).

(5) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1934 Act or the 1934 Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(6) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP and applied on a consistent basis throughout the periods covered thereby (except as disclosed therein), and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the 1933 Act and the 1934 Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(7) No Material Adverse Effect. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither the Company nor any of the Company’s Significant Subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is material to the Company, and its subsidiaries, considered as a whole and (ii) there has not been any material change in the capital stock or long-term debt of the Company and any of its subsidiaries, considered as a whole, or any material adverse change, or any development involving an impending material adverse change, in the general affairs, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. “Significant Subsidiaries” means, collectively, each of Whirlpool S.A., a Brazilian company, KitchenAid Global LLC, a Delaware limited liability company, and InSinkErator LLC, a Delaware limited liability company.

(8) Organization and Good Standing. The Company and each of its Significant Subsidiaries has been duly organized and is a validly existing entity in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties and where the failure to so qualify would have a material adverse effect on the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(9) The Securities. The Securities have been duly authorized by the Company and, when duly executed, issued and delivered against payment as provided herein will be duly and validly issued, fully paid and non-assessable. The issuance of the Securities is not subject to any pre-emptive or similar rights, and no holder of the Common Stock will be subject to personal liability solely by reason of being such a holder.

(10) Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company.

(11) No Violation or Default. None of the execution or delivery of this Agreement by the Company, the consummation of the transactions contemplated hereby, and the issue and sale of the Securities by the Company, or compliance by the Company with all of the provisions of this Agreement, and the Securities will conflict with or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, encumbrance or charge upon any property or asset of the Company or any of its Significant Subsidiaries under, (i) the Organizational Documents of the Company or any of its Significant Subsidiaries, (ii) any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them is bound or to which any of their respective properties is subject, or (iii) any law or any rule, regulation, order, or decree of any governmental agency or body or court having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties, except in case of clauses (ii) and (iii) for such breaches, violations, creations or impositions as would not have a Material Adverse Effect.

(12) Legal Proceedings. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or to which any property of the Company or any of its Significant Subsidiaries is subject other than litigation or other proceedings which, in the opinion of the Company, will not in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company’s officers, no such proceedings are threatened or contemplated by governmental authorities; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the 1933 Act to be described in the Registration Statement that are not so described in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the 1933 Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package and the Prospectus.

(13) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the 1933 Act.

(14) No Consents Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, including the issue and sale of the Securities, or compliance by the Company with all provisions of this Agreement and the Securities, except such as have been obtained under the 1933 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Securities as contemplated by this Agreement and such other approvals as have been obtained.

(15) Properties. The principal manufacturing and service facilities referred to in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 under the caption “Properties” are either owned or leased by the Company or one of its subsidiaries and, if owned, are held under good title, subject to no defects or encumbrances which would materially interfere with the conduct of the business of the Company and its subsidiaries considered as a whole and, if leased, are held under valid and enforceable leases with no exceptions which would materially interfere with such conduct.

(16) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(17) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(18) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(19) Compliance with Environmental Laws. (i) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and in the case of each of (a), (b) and (c) below, excluding any failure to comply, or failure to receive required permits, licenses or other authorizations or approvals, and excluding any cost or liability for investigation or remediation that, individually or in the aggregate, would not have a Material Adverse Effect, the Company and its subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (c) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries.

(20) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the depositary shares representing a 1/20th interest in a share of its of Preferred Stock in the Concurrent Offering and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be, an “investment company” within the meaning of the 1940 Act.

(21) No Stabilization. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (other than the Underwriters, as to whom the Company makes no representation) has taken, directly or indirectly, any action designed to cause or that constituted or that might reasonably be expected to cause or constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(22) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is aware of, or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the UK Bribery Act of 2010 or any other applicable anti-bribery or corruption law or regulation (collectively, the “Anti-Bribery and Corruption Laws”), that would be material in the context of this transaction including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries have conducted their businesses in compliance in all material respects with the Anti-Bribery and Corruption Laws and have instituted and maintain policies and procedures designed to ensure compliance in all material respects with the Anti-Bribery and Corruption Laws.

(23) No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee or controlled affiliate of the Company or any of its subsidiaries is (i) currently subject to any U.S. sanctions administered by OFAC, UNSC, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is subject or target of Sanctions (a “Sanctioned Jurisdiction”); and the Company will not, directly or knowingly indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions; and the Company and, to the Company’s knowledge, its subsidiaries and their respective directors, officers, employees and controlled affiliates are in compliance with applicable Sanctions in all material respects.

(24) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental or regulatory agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries that would be material in the context of this transaction with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(25) NYSE. The outstanding shares of Common Stock are listed on the New York Stock Exchange (the “NYSE”).

(26) Absence of Registration Rights. There are no persons or entities with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act, and there are no persons or entities with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities, except in each case for such rights that have been duly waived in writing; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

(27) Testing-the-Waters. The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be “qualified institutional buyers” within the meaning of Rule 144A or institutions that are reasonably believed to be “accredited investors” within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications except as listed in Exhibit F.

(b) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, 6,884,057 Initial Securities, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial Securities set forth opposite its name in Exhibit A hereto plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a price of $66.24 per share (the “Purchase Price”).

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to 1,014,493 Option Securities at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Initial

Securities but not payable on such Option Securities. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time that may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 10 hereof), nor in any event prior to the Closing Date. Any such notice shall be given at least two business days prior to the date and time of delivery specified therein, except to the extent that the date on which the Option Securities are to be delivered is the same date and time as the Closing Date, in which case such notice may be delivered one business day prior to the date and time of delivery specified therein. If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters that proportion of the total number of Option Securities then being purchased bears to the total number of Option Securities, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A hereto opposite the name of such Underwriter, plus any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Willkie Farr & Gallagher LLP, 300 North LaSalle Drive, Chicago, Illinois 60654, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on February 27, 2026 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices at 9:00 A.M. (New York City time), or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, that it has agreed to purchase. Wells Fargo, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the Purchase Price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Delivery of Securities. Delivery of the Initial Securities and any Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Filings with the Commission. The Company will file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the 1933 Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C under the 1933 Act. The Company will file any Issuer Free Writing Prospectus (including the term sheet in the form set forth in Exhibit D) to the extent required by Rule 433 under the 1933 Act; and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriters and (ii) subject to paragraph (c), promptly take such action as shall be necessary to permit the public offering and sale of the Securities to continue as soon as practicable after receipt of such notice.

(b) Delivery of Copies. The Company will deliver, without charge to the Underwriters and counsel for the Underwriters (i) copies of the Registration Statement (including exhibits thereto); (ii) copies of the Preliminary Prospectus and any amendments or supplements thereto, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act; and (iii) during the Prospectus Delivery Period, such number of copies of the Prospectus and any amendments or supplements thereto as such Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the 1933 Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses; Written Testing-the-Waters Communications. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus or Written Testing-the-Waters Communications, and before filing any amendment or supplement to the Registration Statement, the Prospectus or the General Disclosure Package, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the 1933 Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or Written Testing-the-Waters-Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters-Communication is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) General Disclosure Package. If at any time prior to the Closing Date or Option Closing Date, as applicable (i) any event shall occur or condition shall exist as a result of which the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the General Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the General Disclosure Package as may be necessary so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the General Disclosure Package will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities, will arrange for the determination of the legality of the Securities for purchase by institutional investors and will pay any fee of FINRA, in connection with its review of the offering; provided, that, in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) Book-Entry. The Company will cooperate with the Underwriters and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(i) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(k) Earning Statement. As soon as practicable, the Company will make generally available to its security holders, and to the Representatives, an earning statement or statements of the Company and its subsidiaries which satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Commission promulgated thereunder.

(l) Filing of 1934 Act Documents. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act during the Prospectus Delivery Period.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

(n) Listing. The Company will use its best efforts to effect the listing of the Securities on the NYSE as and when required by this Agreement.

(o) Restriction on Sale of Securities. Except with respect to the sale of securities contemplated by the MCP Agreement, during the Lock-Up Period, the Company will not, without the prior written consent of the Representatives, directly or indirectly:

(i) issue, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock;

(ii) file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock; or

(iii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of the Representatives:

(u) issue Securities to the Underwriters pursuant to this Agreement,

(v) issue Preferred Stock in respect of any securities issued in the Concurrent Offering and any shares of Common Stock issued upon conversion of, or issued and paid as a dividend on, the Preferred Stock,

(w) issue shares, and options to purchase shares, of Common Stock and restricted stock units pursuant to stock option plans, stock purchase or other equity incentive plans described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement,

(x) issue shares of Common Stock upon the exercise of stock options or vesting of restricted stock units issued under stock option or other equity incentive plans referred to in clause (y) above, as those plans are in effect on the date of this Agreement,

(y) the issuance of up to 2% of the outstanding shares of Common Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Common Stock, immediately following the Closing Date, in acquisitions or other similar strategic transactions, and

(z) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a blue sky survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of a blue sky survey any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the attorneys-in-fact, the custodian and the transfer agent and registrar for the Securities, (ix) expenses incurred in connection with any diligence and filing fees related to application of FINRA rules to the offering (including legal fees and disbursements of counsel for the Underwriters, together with the expenses described in clause (vii) above, in an amount not to exceed $10,000), (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, and (xi) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings, it being understood that travel and lodging expenses of the Underwriters in connection with such presentations or meetings shall be paid by the Underwriters).

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 hereof, Section 9(a)(i) hereof, 9(a)(ii) hereof or Section 9(a)(iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement, or in certificates signed by any officer of the Company or any subsidiary of the Company (whether signed on behalf of such officer, the Company or such subsidiary) or counsel for the Underwriters, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the 1933 Act shall be pending before or threatened by the Commission, and no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) shall have been received; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the 1933 Act and in accordance with Section 3(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement, or, if earlier, the date of the latest financial statements included in the General Disclosure Package and the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Prospectus, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to market the Securities as contemplated by this Agreement, the Disclosure Package and the Prospectus.

(c) Opinion of In-House Counsel for the Company. Scott J. Dorfman, Senior Counsel and Assistant Corporate Secretary of the Company, shall have furnished to the Underwriters, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A.

(d) Opinion of Counsel for the Company. The Company shall have furnished to the Underwriters the opinion and negative assurance letter of Kirkland & Ellis LLP (“Company Counsel”), as counsel for the Company, dated the Closing Date, to the effect set forth in Annex B.

(e) Opinion of Counsel for Underwriters. The Underwriters shall have received from Willkie Farr & Gallagher LLP (“Underwriters’ Counsel”), counsel for the Underwriters, such opinion or opinions and negative assurance letter, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus, the General Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. At the Closing Date or the applicable Option Closing Date, as the case may be, the Representatives shall have received a certificate of the Company, signed by the chairman of the board, any president or vice president (whether or not designated by a number or word added before or after the title vice president) and the principal financial or accounting officer of the Company to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package and the Prospectus and, that (i) the representations and warranties set forth in Section 1 hereof are true and correct in all material respects on and as of the Closing Date or the applicable Option Closing Date, as the case may be, and the Company has substantially complied with all agreements and substantially satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the applicable Option Closing Date, as the case may be, and (ii) to the effect set forth in paragraphs (a) and (b) above.

(g) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; provided, that, the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(h) Approval of Listing. The Securities to be delivered on the Closing Date or the Option Closing Date, as the case may be, shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(i) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by each of the persons listed in Exhibit B hereto.

(j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1) Opinion of In-House Counsel for Company. A favorable opinion in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(2) Opinion of Counsel for Company. The favorable opinion and negative assurance letter of Company Counsel in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(3) Opinion of Counsel for Underwriters. The favorable opinion and negative assurance letter of Underwriters’ Counsel, in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(4) Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Company by the officers specified in, Section 5(f) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(5) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the specified date in the letter furnished pursuant to this Section 5(j)(5) shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(k) Additional Documents. At the Closing Date and each Option Closing Date, the Company shall have furnished to the Representatives such further information, documents, certificates and opinions of counsel as the Representatives may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of any Underwriter hereunder may be canceled at any time by such Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

SECTION 6. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities, joint or several, to which each Underwriter, its affiliates, directors, officers or employees and each person, if any, who controls such Underwriter may become subject under the 1934 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the General Disclosure Package (or any part thereof), the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or in any Issuer Free Writing Prospectus, or in any Testing-the-Waters-

Communication or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse as incurred each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have. If the Company shall default in its obligations to deliver the Securities, the Company shall indemnify and hold each Underwriter harmless against any loss, claim or damage arising from or as a result of such default by the Company.

(b) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its employees and directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by the Representatives on behalf of such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which each Underwriter may otherwise have. The Company acknowledges that the following constitutes the only information furnished in writing by or on behalf of the Underwriters for inclusion in the documents referred to in the foregoing indemnity: (i) the names of the Underwriters set forth on page S-17 of the Prospectus; and (ii) the sixth paragraph related to short sales, stabilizing transactions, purchases to cover positions created by short sales on page S-19 and the first paragraph related to penalty bids on page S-20 of the Prospectus and the Representatives confirm that such statements are correct.

(c) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and an additional local counsel, if needed, approved by the Representatives, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(a) or Section 6(b) is due in accordance with its terms, but is held by a court to be unavailable or insufficient in whole or in part to hold harmless an indemnified party for any reason, the Company and each Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company and one or more Underwriters may be subject in such proportion so that each Underwriter is responsible for that portion as is appropriate to reflect the relative benefits received by the Company and each Underwriter from the offering of the Securities from which such Losses arise. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of each Underwriter in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Securities from which such Losses arise, and benefits received by each Underwriter shall be deemed to be equal to the total commissions received by such Underwriter in connection with the Securities from which such Losses arise. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or any Underwriter. The Company and each Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each director, officer and employee of any Underwriter shall have the same rights to contribution as such Underwriter and each person who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director, officer and employee of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from other obligation it or they may have hereunder or otherwise than under this Section 7. The Underwriters’ obligations to contribute under this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

SECTION 8. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date that occurs after the Closing Date, the Representatives may, in their absolute discretion, terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company at any time on or prior to such Option Closing Date) (i) there shall have occurred, any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, taken as a whole, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical to proceed with the offering or delivery of the Securities, (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) there shall have been, any decrease in the rating of any of the Company’s debt securities by Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global, Inc., Fitch Ratings Inc. or if such entities no longer are providing such ratings, any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any formal notice given of any intended or contemplated decrease in any such rating, (iv) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (v) a banking moratorium shall have been declared either by federal or New York State authorities or (vi) there shall have occurred any material outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable to proceed with the offering or delivery of the Securities as contemplated by the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement subsequent to such event).

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9 or Section 5, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 18, 19, 20 and 21 hereof shall survive such termination and remain in full force and effect.

(c) Amendment and Waiver. No amendment or waiver of any provision of this Underwriting Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 10. Default by One or More of the Underwriters. (a) If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(1) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(2) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date that occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement or, in the case of an Option Closing Date that is after the Closing Date, that does not result in a termination of the obligations of the Underwriters to purchase and to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes to the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax or other electronic means (with the receipt of such fax or other electronic communication to be confirmed by telephone). Notices to the Underwriters shall be directed to the Representatives at Wells Fargo Securities, LLC, 500 West 33rd Street, 14th Floor, New York, New York, 10001, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax or other electronic communication to be confirmed by telephone to 212-214-6144), J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Equity Syndicate Desk, fax: (212) 622-8358, and Citigroup Global Markets Inc., 388 Greenwich Street, New York NY 10013, Attention: General Counsel, fax: (646) 291-1469; notices to the Company shall be directed to it at 2000 North M-63, Benton Harbor, Michigan 49022-2692, (email: [***]; [***]); Attention: Treasurer, or if different, to the address set forth in this Underwriting Agreement.

SECTION 12. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

SECTION 13. Parties; Entire Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, and their respective successors and the controlling persons and other indemnified parties referred to in Section 6 hereof and Section 7 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the

Underwriters, the Company, and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase. The parties hereto acknowledge and agree that this Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the General Disclosure Package and the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings; Counterparts. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 16. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Applicable Time” means 5:45 p.m. (New York City time) on February 24, 2026 or such other time as agreed by the Company and the Representatives.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Commission” means the U.S. Securities and Exchange Commission.

“Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System as currently in effect.

“Effective Time” means each effective date of the Registration Statement with respect to the offering of Securities, as determined for purposes of Section 11 of the 1933 Act.

“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit E hereto.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 90th day after the date of this Agreement.

“MCP Agreement” means that certain Underwriting Agreement, dated as of the date hereof, by and between the Company, as issuer, and the Underwriters, pursuant to which the Company agreed to issue and sell depositary shares representing interests in shares of its mandatorily convertible preferred stock, as further described therein.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Pre-Pricing Prospectus” means the preliminary prospectus dated February 23, 2026 relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Preliminary Prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Company’s registration statement on Form S-3ASR (Registration No. 333-293648) as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.

“Regulation S-T” means Regulation S-T of the Commission.

“Rule 144A,” “Rule 134,” “Rule 163,” “Rule 163(c),” “Rule 163B,” “Rule 164,” “Rule 164(h)(2),” “Rule 172,” “Rule 173(d),” “Rule 401(g)(2),” “Rule 405,” “Rule 424,” “Rule 424(b),” “Rule 424(b)(2),” “Rule 424(b)(5),” “Rule 424(b)(7),” “Rule 430A,” “Rule 430B,” “Rule 430C,” “Rule 433,” “Rule 433(d)(5)(i),” “Rule 433(d)(8)(i),” “Rule 433(d)(8)(ii),” “Rule 433(g),” “Rule 433(h)(5),” and “Rule 501(a)” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing filed pursuant to Rule 424(b)(2), 424(b)(5) or (b)(7) that was omitted from the Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Rule 163B.

“UNSC” means the United Nations Security Council.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a “written communication” as defined in Rule 405.

All references in this Agreement to the Registration Statement, the preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the 1933 Act to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is incorporated by reference in or otherwise deemed by the 1933 Act to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 17. Permitted Free Writing Prospectuses. Except with respect to the sale of securities contemplated by the MCP Agreement, the Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433; provided, that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit E hereto and, to any electronic road show in the form previously provided by the Company to and approved by the Representatives. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit E hereto are Permitted Free Writing Prospectuses.

SECTION 18. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) each of the Underwriters is acting solely as a principal in connection with the sale of the Securities and the process leading thereto and no fiduciary, advisory or agency relationship between the Company, any of its subsidiaries, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the process leading thereto, irrespective of whether or not any of the Underwriters has advised or is advising the Company on other matters and no Underwriter has any obligation to the Company or any of its subsidiaries with respect to the offering of the Securities except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise;

(e) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person or entity asserting a fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors of the Company;

(f) the information and transactions contemplated in this Agreement do not constitute an offer or a solicitation of an offer to transact in any securities or other financial instrument with any natural person; and

(g) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 19. Research Analyst Independence. The Company acknowledges that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ respective investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 20. Trial By Jury. The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 21. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

WHIRLPOOL CORPORATION

By	/s/ Scott Cartwright
Name: Scott Cartwright
Title: Vice President, Investor Relations and Treasury

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Christie MacDonald
Authorized Signatory

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Enright
Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Richard Hawwa
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Number of Initial Securities
Wells Fargo Securities, LLC	1,994,554
J.P. Morgan Securities LLC	1,309,632
Citigroup Global Markets Inc.	1,004,804
BNP Paribas Securities Corp.	602,355
Mizuho Securities USA LLC	602,355
BofA Securities, Inc.	439,719
Goldman Sachs & Co. LLC	439,719
Scotia Capital (USA) Inc.	60,236
MUFG Securities Americas Inc.	180,705
PNC Capital Markets LLC	120,471
Loop Capital Markets LLC	99,389
Itau BBA USA Securities, Inc.	30,118

Total	6,884,057

A-1

EXHIBIT B

List of Persons Subject to the Lock-Up

Mary Ellen Adcock

Samuel R. Allen

Marc R. Bitzer

Judith K. Buckner

Greg Creed

Diane M. Dietz

Gerri T. Elliott

Richard J. Kramer

Jennifer A. LaClair

John D. Liu

James M. Loree

Harish Manwani

John G. Morikis

Rudy Wilson

Roxanne Warner

Carey L. Martin

Kyle De Jong

Juan Carlos Puente

Ludovic Beaufils

Todd Tomczak

B-1

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

Whirlpool Corporation

Dated as of February ___ , 2026

Wells Fargo Securities, LLC

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement, dated as of the date hereof (the “Underwriting Agreement”), among Whirlpool Corporation, a Delaware corporation (the “Company”), Wells Fargo Securities, LLC (“Wells Fargo”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Citigroup Global Markets Inc. (“Citigroup”), as representatives of a group of underwriters (the “Underwriters”) and the other parties thereto (if any), relating to the proposed underwritten public offering(s) of shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”) or other securities of the Company (such Common Stock or other equity securities, the “Securities”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering(s) of the Securities will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 90th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wells Fargo, J.P. Morgan and Citigroup, directly or indirectly:

(i) offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock or preferred stock or other capital stock (including, without limitation, Common Stock, preferred stock or such other capital stock that may deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission or that may be issued upon exercise of a stock option or warrant) (collectively, “capital stock”) or any securities convertible into or exercisable or exchangeable for, or that otherwise represent the right to receive shares of, Common Stock, preferred stock or other capital stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, “Lock-up Securities”);

(ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”);

(iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or

(iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above;

whether any such transaction or arrangement (or instrument provided for thereunder) described in clause (i) or clause (ii) above is to be settled by delivery of Common Stock, preferred stock, other capital stock, other securities, in cash or otherwise. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Wells Fargo, J.P. Morgan and Citigroup:

(1) transfer any Lock-up Securities as a bona fide gift or gifts or charitable contributions or for bona fide estate planning purposes,

(2) transfer any Lock-up Securities by will, testamentary document or by intestate succession,

(3) transfer any Lock-up Securities to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family,

(4) transfer any Lock-up Securities to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests

(5) transfer any Lock-up Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (4) above,

(6) transfer any Lock-up Securities by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(7) transfer any Lock-up Securities to the Company upon death, disability or termination of employment, in each case, of the undersigned,

(8) transfer any Lock-up Securities to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the Lock-Up Period, including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the Registration Statement (as defined in the Underwriting Agreement), the preliminary prospectus supplement relating to the securities included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of this Lock-Up Agreement,

(9) transfer any Lock-up Securities pursuant to the provisions of any of the Company’s policies with respect to the recoupment of incentive-based compensation,

(10) transfer any Lock-up Securities pursuant to a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) for the transfer of shares of Common Stock (a “10b5-1 Plan”) entered into prior to the date hereof (an “Existing Plan”), provided that (i) such Existing Plan will not be amended or otherwise modified to increase the Common Stock scheduled for sale thereunder during the Lock-Up Period provided that (A) in the case of clauses (1), (2), (3), (4) and (5) above, (x) such transfer or distribution shall not involve a disposition for value and (y) in the case of clauses (1), (2), (3), (4), (5) and (6) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of this Lock-Up Agreement, and (B) in each case, no filing by the undersigned under the 1934 Act shall be voluntarily made during the Lock-Up Period and if any filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the 1934 Act, or other public filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clauses (1), (2), (3), (4), (5) and (6) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this Lock-Up Agreement;

(11) enter into a written plan designed to meet the requirements of Rule 10b5-1 under the 1934 Act relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities, if then permitted by the Company, provided that none of the Lock-Up Securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period, no public announcement, report or filing under the 1934 Act, or any other public filing, report or announcement, shall be voluntarily made regarding the establishment of such plan during the Lock-Up Period and, if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall include a statement to the effect that no transfer of any Lock-Up Securities may be made under such plan during the Lock-Up Period or

(12) transfer any Lock-up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement.

The undersigned further agrees that the Company may, with respect to Lock-up Securities owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering(s) contemplated by this agreement or sold in connection with the sale of Securities (as defined in the Underwriting Agreement) pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering(s) of the Securities pursuant to the Underwriting Agreement and each registration statement filed under the Securities Act of 1933, as amended, in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. The electronic signature of the undersigned (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this agreement shall have the same validity and effect as a signature affixed by the hand of the undersigned.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the offering(s) contemplated hereunder. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the offering(s) of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

If (i) for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Securities to be sold thereunder (other than pursuant to the Underwriters’ option thereunder to purchase additional Securities), (ii) the Company notifies the Representatives, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the proposed public offering(s) of the Securities or (iii) the Underwriting Agreement is not executed by the parties thereto prior to March 16, 2026, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering(s) of the Securities actually occurs depends on a number of factors, including market conditions.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT D

TERM SHEET

D-1

EXHIBIT E

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

1. Term Sheet, dated February 24, 2026, as set forth in Exhibit D.

2. Investor Roadshow, dated February 23, 2026.

E-1

EXHIBIT F

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

None.

F-1

ANNEX A

FORM OF IN-HOUSE COUNSEL OPINION

Provided under separate cover.

AA-1

ANNEX B

FORM OF COMPANY COUNSEL OPINION

Provided under separate cover.

AB-1